Exhibit 10.1

SECURITIES SETTLEMENT AGREEMENT

This securities settlement agreement (the “Agreement”) is by and between NetCapital.com LLC (“Claimant”) and the undersigned ("Company" or "Debtor") and is entered into as of the effective date below, all with reference to the following facts, which the parties agree are true and correct:

RECITALS

Claimant acquired, on or about this date, certain debt rights, noted below, along with the rights to common stock and conversion of a prior debt holder of the Company;

Claimant is, therefore, both an investor and a creditor of the Company entitled to payment and conversion of outstanding debt securities, including common stock conversion of such debt securities, as referenced in agreement(s) and document(s), including between the parties hereto, such as listed below;

Debtor seeks to avoid dispute, retire debt from its books and records, make effort to improve its financial picture for potential acquisition and future fundings by eliminating or limiting the extent of debt the Debtor faces, and honor such conversion and related rights acquired by the Claimant;

THEREFORE, THE PARTIES AGREE TO SETTLE, AND THE PURPOSE OF THIS AGREEMENT IS TO REFLECT SUCH SETTLEMENT;

NOW THEREFORE, the parties hereto hereby represent, warrant, and covenant with and to each other and confirm all of the above and following to the transfer agent of Company and others to whom it may concern, as follows:

1.	Obligations Owing. Reference is made to the debt securities identified on the signature page hereof (the "Debt"). As to the Debt, any past or current dispute, potential defenses and disputed considerations, are waived by the Company, and the debt obligation is hereby confirmed as owed.

2.	Exchange. Claimant and the Company hereby agree to confirm the exchange of the Debt for securities of the Company as follows: based upon the provisions of this Agreement, the Company is to repay the principal amount of the Debt ("Principal") with interest at a rate set below per annum ("Interest") by the "Maturity Date" (below) in accordance with conversion rights to the Claimant so that, at the election of the Claimant, it may convert the Principal in whole into shares of common stock in the Company (the "Shares"). This obligation of the Company is in the nature of a debenture but in lieu of issuing a debenture form, the Company shall honor the exchange, payment obligation and conversion rights pursuant to this Agreement. Thus, concurrently with the execution of this Agreement, Claimant surrenders hereby the Debt and its interest in the Debt strictly for the payment, conversion, Shares and related rights under this Agreement. (Claimant will endeavor to use best efforts, for non-material file recording, to deliver to the Company any promissory notes, commercial paper, or other evidences of the Debt, but such ministerial obligation shall not be a condition to the conversion, Shares, and enforcement rights of this Agreement by Claimant.) With reference to Rule 144 promulgated under the Securities Act of 1933, as amended, the exchange hereby is made without any additional consideration applicable.

3.	Payment of Principal and Interest. The Company promises to pay to Claimant the Principal and Interest on the Maturity Date, or sooner if required hereby, unless to the extent of any completed conversion of Principal and or Interest as stated herein.

THE COMPANY MAY PREPAY ANY PORTION OF THE PRINCIPAL AMOUNT DUE HEREUNDER BY MAKING A PAYMENT EQUAL TO 110% OF THE PURCHASE PRICE OF SUCH PRINCIPAL AMOUNT ALONG WITH ANY ACCRUED INTEREST AT ANY TIME UPON THREE DAYS WRITTEN NOTICE TO THE CLAIMANT.

4.	Events of Default. "Event of Default," wherever used herein, means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

(A)	Any default in the payment of the Principal of, Interest on, or liquidated damages in respect to this Agreement, free of any claim of subordination, as and when the same shall become due and payable (whether on a Conversion Date or the Maturity Date or by acceleration or otherwise); and or

(B)	The Company shall fail to file all reports required to be filed by it with the SEC pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise required by the Exchange Act or as required to be deemed a current public company as to disclosure including on any exchange or over the counter trading medium and or the Company is in, or accused of, being in violation of any law or regulation by written demand, court proceeding or similarly; and or

(C)	The material breach of any promise or representation in this Agreement and or related representation or agreement made by the Company and or any of its officers, which shall include, without limitation, the failure to deliver shares of common stock due Claimant on a conversion within four Business Days from the date of conversion or sooner, which delivery must be otherwise made per reasonable specifications of the Claimant (e.g. to brokerage firm account).

If any Event of Default occurs and is continuing, the full Principal amount of this Agreement, together with Interest and other amounts owing in respect thereof, shall become immediately due and payable in cash except the Claimant may elect any part thereof to be paid in Shares as part of any conversion hereunder in which case such Shares shall be due.

5. Conversion of Debt into Common Stock.

(A)	At any time until both the Principal and Interest is paid in full by the Company and this Agreement is no longer outstanding, the Principal shall be convertible into shares of common stock of the Company at a price of at a conversion price of $0.02 per share. The Claimant shall effect conversion by delivering to the Company the form of Notice of Conversion attached hereto as Exhibit A (a "Notice of Conversion"), specifying the date on which such conversion is to be effected (a "Conversion Date") and Shares shall then be delivered by the Company within four Business Days.

(B)	The Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of this Agreement. Claimant agrees to not engage in any activities or strategies that would depress the trading price of the Company’s Common Stock, such as short selling, hedging, or selling more than (i) $15,000 in Common Stock in one day, or (ii) 30% of the trading volume in shares of Common Stock in one day, whichever limit is higher.

(C)	Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the date of transmission, (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile, (iii) the first Business Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

(D)	Notwithstanding anything to the contrary herein contained, the Claimant may not convert this Agreement to the extent such conversion would result in the Claimant, together with any affiliate thereof, beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules promulgated thereunder) in excess of 4.99% of the then issued and outstanding shares of Common Stock.

(E)	In conjunction with the granting of conversion rights to the Claimant, Claimant shall cancel debt assigned to it from LV Administrative Services, Ltd. (“LV”) in accordance with the following schedule:

(1)	With the first assignment of debt to Claimant from LV, Claimant shall immediately cancel all debt assigned to it, except for $100,000. Of the $100,000 balance owed by Company to Claimant, the full amount or any portion thereof shall be convertible into Shares at a conversion rate of $0.02 per share.

(2)	For each additional assignment of debt from LV to Claimant, the entire amount of debt assigned to Claimant, less the actual cash payment sent to LV shall be cancelled, and the portion of debt not cancelled shall be convertible in accordance with the provisions of paragraph 5 (A) of this Agreement.

(3)	Any remaining balance of debt assigned from LV to Claimant shall be adjusted or canceled so that principal amounts due by the Company to the Claimant, and paid via conversions into stock, prepayments or other methods, shall not exceed $450,000 in the aggregate, for the assignment to the Claimant of all of the debt owed to LV by the Company.

6. Herein meanings are, unless otherwise defined herein:

"Business Day" means any day except Saturday, Sunday and any day which shall be a federal legal holiday in the United States or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close. Whenever any payment or other obligation hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day.

"Common Stock" means the common stock of the Company and stock of any other class into which such shares may hereafter have been reclassified or changed.

"Person" means a corporation, an association, a partnership, organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

7. Claimant Status Claimant represents and the Company confirms such representation, as follows:

(A)	Claimant believes it is not an affiliate, now or by way of this Agreement; and

(B)	Claimant is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the Securities Act of 1933, as amended, the "Act" by reason of Rule 501 and (ii) able, by reason of the business and financial experience, a sophisticated investor.

8. Miscellaneous

A.	Gender. Wherever the context shall require, all words herein in the masculine gender shall be deemed to include the feminine or neuter gender, all singular words shall include the plural, and all plural shall include the singular.

B.	Severability. If any provision hereof is deemed unenforceable by a court of competent jurisdiction, the remainder of this Agreement, and the application of such provision in other circumstances shall not be affected thereby.

C.	Waiver. No waiver of any provision of this Agreement shall be valid unless in writing and signed by the waiving party. The failure of any party at any time to insist upon strict performance of any condition, promise, agreement or understanding set forth herein, shall not be construed as a waiver or relinquishment of any other condition, promise, agreement or understanding set forth herein or of the right to insist upon strict performance of such waived condition, promise, agreement or understanding at any other time.

D.	Expenses. Except as otherwise provided herein, or agreed in writing, each party hereto shall bear all expenses incurred by each such party in connection with this Agreement and in the consummation of the transactions contemplated hereby and in preparation thereof.

E.	Amendment. This Agreement may only be amended or modified at any time, and from time to time, in writing, executed by the parties hereto.

F.	Notices. Any notice, communication, request, reply or advice (hereinafter severally and collectively called "Notice”) in this Agreement provided or permitted to be given, may be made or be served by delivering same by overnight mail or by delivering the same by a hand-delivery service, such Notice shall be deemed given when so delivered or sooner as stated within this Agreement.

G.	Captions. Captions herein are for the convenience of the parties and shall not affect the interpretation of this Agreement.

H.	Counterpart Execution. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument and this Agreement may be executed by fax or email.

I.	Assignment. This Agreement is not assignable without the written consent of the parties except Claimant has the right to assign the obligations and Shares owed to it hereunder as it may determine.

J.	Parties in Interest and Affiliates. Provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties, their heirs, executors, administrators, other permitted successors and assigns, if any. Nothing contained in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns. For this Agreement, affiliated or affiliate, either word being capitalized or not herein, shall mean controlling, controlled by or under direct or indirect common control with such person and includes shareholders, officers, directors, advisors, employees, attorneys, accountants, auditors, subsidiaries, parent companies, related companies and founders, to broadly defined, to be interpreted to protect the Claimant, beyond just persons and firms customarily considered affiliated under federal securities laws and regulations.

K.	Entire Agreement. This Agreement constitutes the entire agreement and understanding of the parties on the subject matter hereof and supersedes all prior recent settlement discussions and verbal agreements.

M.	Construction and Misc. This Agreement shall be governed exclusively by the laws of the State of New York without reference to conflict of laws and the exclusive venue for any action, claim or dispute in respect of this Agreement shall be such court of competent jurisdiction as is located in New York County New York as the sole venue. The parties agree and acknowledge that each has reviewed this Agreement and the normal rule of construction that agreements are to be construed against the drafting party shall not apply in respect of this Agreement given the parties have mutually negotiated and drafted this Agreement. The Company irrevocably submits to the exclusive jurisdiction stated herein and the parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. The parties hereto further waive any objection to venue in the said place.

Effective Date: February 6, 2013

Principal Amount due hereunder: $450,000.

Purchase Price: $350,000

Interest due hereunder: 0% per annum

Maturity Date: Date that is 18 months from this Effective Date

Description of Debt: Purchase of debt

Assignor: LV Administrative Services, Ltd.

Name of Company: Pervasip Corp

State of Incorporation of Company: New York

Address of Company: 75 South Broadway #400,White Plains, NY 10601

Name of Claimant: NetCapital.com, LLC

The undersigned hereby execute this document, which shall be deemed effective on the Effective Date noted:

"Company/Debtor"

PERVASIP CORP.

By:	/s/ Paul H. Riss
Name: Paul H. Riss
Title: Chief Executive Officer

“Claimant”

NetCapital.com LLC

By:	/s/ John Fanning
Name: John Fanning
Title: Authorized Signatory

Exhibit A

FORM NOTICE OF CONVERSION

The undersigned hereby elects to convert principal under the Securities Settlement Agreement of the "Company" noted below, dated February 6, 2013 into shares of common stock (the "Common Stock") of the Company according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay a reasonable transfer expense payable with respect thereto.

Company Name: Pervasip Corp.

Date to Effect Conversion: _____________

Conversion Price: $0.02 per Share:

Principal Amount of Agreement to be converted: ___________________

Number of shares of Common Stock to be issued: ___________________

NetCapital.com LLC

By:	/s/
Name:
Title: Authorized Signatory

Send Shares Via Federal Express to:

_____________________

 _____________________

 _____________________